Exhibit 10.3

CERTAIN INFORMATION MARKED BY [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

NINTH AMENDMENT TO LEASE

THIS NINTH AMENDMENT TO LEASE (this “Amendment”) is dated for reference purposes only as of ________________, 2020 (the “Ninth Amendment Date”), by and between GI TC ONE WILSHIRE, LLC, a Delaware limited liability company (“Landlord”), and CORESITE ONE WILSHIRE, L.L.C., a Delaware limited liability company (formerly known as CRG West One Wilshire, L.L.C.) (“Tenant”).

RECITALS:

A.        Hines REIT One Wilshire L.P., a Delaware limited partnership (“Hines”) and Tenant entered into that certain Lease dated as of August 1, 2007 (the “Original Lease”), as amended by that certain: (i) First Amendment to Lease dated as of May 1, 2008, between Hines and Tenant (the “First Amendment”); (ii) Second Amendment to Lease dated as of November 5, 2009, between Hines and Tenant (the “Second Amendment”); (iii) Third Amendment to Lease dated as of June 15, 2011, between Hines and Tenant (the “Third Amendment”); (iv) Fourth Amendment to Lease dated as of January 9, 2013, between Hines and Tenant (the “Fourth Amendment”); (v) Fifth Amendment to Lease dated as of May 29, 2015, between Landlord (as successor-in-interest to Hines) and Tenant (the “Fifth Amendment”); (vi) Sixth Amendment to Lease dated as of April 29, 2016, between Landlord and Tenant (the “Sixth Amendment”); (vii) Seventh Amendment to Lease dated as of June 30, 2018, between Landlord and Tenant (the “Seventh Amendment”); and (viii) Eighth Amendment to Lease dated as of July 10, 2019, between Landlord and Tenant (the “Eighth Amendment”).

B.         The Original Lease, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment and the Eighth Amendment are collectively referred to herein as the “Existing Lease.”  Unless specifically indicated to the contrary, references in this Amendment to a definition in or section of the Original Lease shall mean such definition in or such section of the Original Lease as may have been amended in the First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, Sixth Amendment, Seventh Amendment or Eighth Amendment.

C.         Pursuant to the Existing Lease, (i) Tenant leases from Landlord certain premises consisting of approximately 176,685 rentable square feet inclusive of 2,301 rentable square feet in the Storage Space (the “Existing Premises”) within that certain office building located at 624 S. Grand Avenue, Los Angeles, California (the “Building”); (ii) Tenant has the right to use certain Conduits (as defined in Section 6.9.3 of the Original Lease) that existed in the Building as of the date of the Original Lease; and (iii) Tenant is licensing space in the Building to install and use the First Amendment Additional Conduits, the Second Amendment CS Additional Conduits, the Second Amendment TWC Additional Conduits, the Third Amendment CS Conduit, the Fourth

Amendment Conduits, the Fifth Amendment Conduits, the Sixth Amendment Conduits, the Seventh Amendment Conduits and the Eighth Amendment Structural Conduits (collectively the “Existing Amendment Conduits”).

D.        From and after the Ninth Amendment Date, references to “this Lease” or “the Lease” in the Existing Lease, shall all mean and refer to the Existing Lease, as amended by this Amendment.

E.         Landlord and Tenant now desire to amend the Existing Lease as hereinafter provided.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.         Recitals Incorporated.  The Recitals set forth above are incorporated herein by this reference and shall be deemed terms and provisions hereof with the same force and effect as if fully set forth in this Section.

2.         First Amendment Additional Conduits.  Effective as of January 1, 2020:

2.1       The First Amendment is amended as follows:

2.1.1    Section 3(c) is amended and restated in its entirety as follows:

“(c)      The First Amendment Additional Conduits Rent payable for the 19/27 Additional Conduits shall be [***] per month commencing on January 1, 2020, which monthly rent shall be (i) payable in advance on or before the first (1st) day of each month thereafter during the First Amendment Additional Conduits Term, as may be extended; and (ii) increased on each subsequent January 1st at the rate of [***] per annum on a cumulative, compounded basis.”

2.1.2    Section 3(d) is amended and restated in its entirety as follows:

“(d)      If Tenant exercises its option(s) to extend the Lease Term pursuant to Section 2.2 of the Lease, Tenant shall also have the right to extend any or all of the First Amendment Additional Conduits Term(s) for the applicable First Amendment Additional Conduit(s), in which event (a) the TCCs of Section 2.2 of the Lease shall apply with respect to such First Amendment Additional Conduit(s) for which such option has been exercised, and (b) the First Amendment Additional Conduits Rent payable by Tenant for such First Amendment Additional Conduit(s) during the applicable Option Term shall be (i) increased on the commencement date of such Option Term and on each annual anniversary of such commencement date at a rate of three percent (3%) per annum on a cumulative, compounded basis.  No other amounts shall be payable for the First Amendment Additional Conduits during the applicable Option Term(s).  If Tenant does not exercise its option to extend hereunder for a particular First Amendment Additional Conduit(s), then for the applicable Option Term(s) for which the extension option hereunder has not been exercised, Tenant shall have no right to use such First Amendment Additional Conduit(s) (for which the extension option hereunder has not been exercised) and no obligation to pay any rent or other amounts for such First Amendment Additional Conduit(s).  Notwithstanding anything to the contrary in the Lease, the parties acknowledge and agree that, although Tenant has extension options with respect to the First Amendment Additional Conduits hereunder, if the Lease Term for the Premises (or applicable Identified Portion, as defined in the Lease) is extended for an Option Term(s), Tenant’s rights with respect to all other Supplemental Space and Supplemental Equipment (and all other rights of Tenant under the Lease, as amended) shall be automatically extended for such Option Term(s).”

2.2       Section 10.2.2 of the Fourth Amendment is amended and restated in its entirety as follows:

“10.2.2    During the Extended Term, the monthly rent payable for the Extended Conduits other than the 19/27 Additional Conduits shall be equal to the monthly rent payable by Tenant for the applicable conduits for the month of July, 2017, which monthly rent shall be increased annually at the rate of [***] per annum on a cumulative, compounded basis upon the Extended Term Commencement Date and upon each annual anniversary of the Extended Term Commencement Date. Commencing on January 1, 2020, the monthly rent payable for the 19/27 Additional Conduits shall be [***] in accordance with Section 3(c) of the First Amendment to Lease dated as of May 1, 2008, as amended, which monthly rent shall be increased annually at the rate of 3% per annum on a cumulative, compounded basis on each January 1st thereafter.”

2.3       Section 10.4.2 of the Fourth Amendment, as amended and restated by Section 14.6 of the Seventh Amendment, is amended and restated in its entirety as follows:

“If Tenant exercises a 2.2 Option, Tenant shall also have the right to extend through the expiration of the Lease Term (as extended by such 2.2 Option) any or all of the Amendment Conduit Terms with respect to any of the Amendment Conduits then leased by Tenant, in which event Section 2.2 of the Original Lease shall apply with respect to such applicable Amendment Conduits, except that (i) the monthly rent payable for each Amendment Conduit shall be equal to the monthly rent payable by Tenant for such Amendment Conduit for the month immediately preceding the commencement date of the applicable Option Term, as increased annually at a rate of 3% per annum on a cumulative, compounded basis upon the commencement date of the applicable Option Term and each annual anniversary thereof; and (ii) if Tenant exercises a 2.2 Option for less than all of the Premises, then Tenant shall not have the right to extend the Amendment Conduit Terms for the Amendment Conduits which serve, originate at or end at any portion of the Premises with respect to which the subject 2.2 Option was not exercised.  No other monthly fees shall be payable for the Amendment Conduits leased by Tenant during the Option Term(s).  “Amendment Conduit Terms” means (a) the Additional Conduit Terms, (b) the Fourth Amendment Conduit Terms, (c) the 4/823 and 4/1010 Conduit Term, (d) the 4/27 Conduit Term, (e) the 4/805 Conduit Term, (f) the 4/105 Conduit Term, (g) the 4/1140 Conduit Term, (h) the 3036/3037 Conduit Term, (i) 3038/3039 Conduit Term, (j) the 3040/3041 Conduit Term, and (k) the Eighth Floor Conduit Term.”

3.         Second Amendment TWC Additional Conduits.  Effective as of the Seventh Amendment Date, Section 13.1 of the Seventh Amendment is amended and restated in its entirety as follows:

“13.1  Term.  The Second Amendment TWC Additional Conduits Term is further extended for the period (the “Second Amendment TWC Additional Conduits Second Extended Term”) commencing retroactively on August 1, 2017, and expiring on the Second Extended Term Expiration Date.  The first sentence of the second paragraph of Section 6.9.10 of the Original Lease shall not apply with respect to the Second Amendment TWC Additional Conduits.  During the Second Amendment TWC Additional Conduits Second Extended Term, the Second Amendment TWC Additional Conduits Rent shall be payable, regardless of whether any such Second Amendment TWC Additional Conduits are actually used by Tenant, in the amount of [***] per month, which monthly rent shall be (i) increased on September 1, 2018, September 1, 2019, August 1, 2020, and on each subsequent August 1st at the rate of 3% per annum on a cumulative, compounded basis, and (ii) payable in advance on or before the first (1st) day of each month during the Second Amendment TWC Additional Conduits Second Extended Term.”

4.         Condenser Water System Expenses and Supplemental Generators Expenses for Suite 1500.  With respect to the following, reference is made to Section 12 of the Seventh Amendment.

4.1       Tenant shall have no obligations with respect to any period prior to January 1, 2019, for payment of (a) Tenant’s Suite 1500 Share of Condenser Water System Expenses, or (b) Tenant’s Suite 1500 Share of Supplemental Generators Expenses.  Additionally, to the extent any such expenses are allocable to any period after the expiration of the Suite 1500 Term, as may be extended, Tenant shall have no obligations for payment of (i) Tenant’s Suite 1500 Share of Condenser Water System Expenses with respect to such allocated amounts, or (ii) Tenant’s Suite 1500 Share of Supplemental Generators Expenses with respect to such allocated amounts.

4.2       For the period from and including January 1, 2019, through and including June 12, 2019, Tenant’s obligations with respect to Tenant’s Suite 1500 Share of Condenser Water System Expenses and Tenant’s Suite 1500 Share of Supplemental Generators Expenses shall be limited to 50% of Tenant’s Suite 1500 Share of Condenser Water System Expenses and 50% of Tenant’s Suite 1500 Share of Supplemental Generators Expenses.

4.3       The Suite 1500 Commencement Date occurred on June 13, 2019.

5.         3093 Conduit.

5.1       During the period (the “3093 Conduit Term”) commencing on the Ninth Amendment Date and expiring on the Second Extended Term Expiration Date, Tenant shall have the right to install, and after installation, the exclusive right to use, one (1) four inch (4”) conduit running from Suite 250 to Suite 400 for the purposes of installing and maintaining therein telecommunications cabling and/or wiring (the “3093 Conduit”).  The first sentence of the second paragraph of Section 6.9.10 of the Original Lease shall not apply with respect to the 3093 Conduit.  During the 3093 Conduit Term, Tenant shall pay to Landlord rent for the right to use the 3093 Conduit (regardless of whether such conduit is actually used by Tenant) in the amount of [***] per month per floor penetration, which monthly rent shall be (i) increased on each anniversary of the Ninth Amendment Date at the rate of 3% per annum on a cumulative compounded basis, and (ii) payable in advance on or before the first day of each calendar month.

5.2       The 3093 Conduit and any wiring or cabling installed therein, shall be installed by Tenant at Tenant’s sole cost and expense in accordance with Section 6.9 and Article 8 of the Original Lease.  The 3093 Conduit shall be deemed to be part of the Supplemental Equipment and the area of the Building in which the 3093 Conduit is located shall be deemed to be part of the Supplemental Areas.  Except as otherwise provided in this Section 6, all of the terms of the Lease related to the Supplemental Equipment and Supplemental Areas shall apply with respect to the 3093 Conduit (including, without limitation, the applicable provisions of the Special Use Conditions set forth in Section 2.1 of the Summary of the Original Lease, and Section 6.9 of the Original Lease).  In addition, (i) the 3093 Conduit shall be deemed an Amendment Conduit for all purposes under Section 10.4 of the Fourth Amendment, and (ii) the 3093 Conduit Term shall be deemed one of the Additional Conduit Terms (as defined in Section 10.4.2 of the Fourth Amendment, as amended).

6.         Conduit Schedule.  Schedule 2 to the Seventh Amendment is replaced in its entirety with Exhibit A to this Amendment.

7.         No Further Modification.  Except as set forth in this Amendment, all of the terms and provisions of the Existing Lease shall remain unmodified and in full force and effect.

8.         Counterparts and Electronic Signatures.  This Amendment may be executed in multiple counterparts, each of which is to be deemed original for all purposes, but all of which together shall constitute one and the same instrument.  Signatures to this Amendment transmitted by facsimile or via electronic mail (by pdf or similar file types) shall be valid and effective to bind the party so signing.

9.         Interpretation; Construction.  Landlord and Tenant have jointly prepared this Amendment, each with access to counsel, and (i) none of the provisions hereof shall be construed against one party on the ground that such party is the author of this Amendment or any part hereof; and (ii) the usual rule of contract construction that resolves ambiguities against the drafter shall not apply.  All defined terms have the meanings given them for all purposes, and such meanings are equally applicable to both the singular and plural forms of the terms defined.  Any agreement, instrument or law defined or referred to herein (a) means such agreement or instrument or law as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of law) by succession of comparable successor laws; and (b) includes (in the case of agreements or instruments) all attachments thereto and instruments incorporated therein. The words “including” and “includes” and terms of similar import shall be deemed to mean “including, without limitation”.  The terms “hereby,” “hereof,” “hereto,” “herein,” “hereunder,” and any similar terms, refer to this Amendment.  Article, Section, exhibit, schedule and addendum headings in and any table of contents and index of defined terms are solely for convenience and do not constitute a part, and shall not affect the meaning, construction or effect, of this Amendment.  Capitalized words used as defined terms are used solely for convenience and such words do not affect the definitions assigned to them.  Except to the extent specified to the contrary in this Amendment, references to Articles, Sections, Exhibits, schedules and addenda are to the Articles, Sections, Exhibits, Schedules and Addenda of this Amendment and all such Exhibits, Schedules and Addenda attached to this Amendment are incorporated herein and made a part hereof.  If there is any conflict between such attached Exhibits, Schedules or Addenda and the terms of this Amendment, the terms of this Amendment shall control.

SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, this Amendment has been executed by each of the parties as of the day and year written immediately below their respective signatures to be effective as of the Ninth Amendment Date.

LANDLORD

GI TC ONE WILSHIRE, LLC,
a Delaware limited liability company

By:

Print Name:

Its:

Date:

TENANT

CORESITE ONE WILSHIRE, L.L.C.,
a Delaware limited liability company

By:

Print Name:

Its:

Date:

EXHIBIT A

AMENDMENT CONDUIT SCHEDULE

Conduit Name	Quantity	Conduit No.	Run	Rent and Escalation
First Amendment Additional Conduits
4/7 Additional Conduits	2	3000, 3001	4th to 7th	Section 2.2 of the Ninth Amendment
2/4 Additional Conduits	4	3002, 3003, 3004, 3005	2nd to 4th	Section 2.2 of the Ninth Amendment
19/27 Additional Conduits	2	3008, 3009	19th to 27th	Section 2.2 of the Ninth Amendment

Second Amendment CS Additional Conduits
Conduit 2838	1	2838	P-1 to 1st	Section 2.2 of the Ninth Amendment
Conduit 2900	1	2900	4th to 27th	Section 2.2 of the Ninth Amendment

Second Amendment TWC Additional Conduits
Conduit 2840	1	2840	P-1 to 27th	Section 3 of the Ninth Amendment
Conduit 2841	1	2841	P-1 to 27th	Section 3 of the Ninth Amendment

Third Amendment CS Conduit	1	3076	ground floor loading dock to 4th floor MMR	Section 2.2 of the Ninth Amendment

Fourth Amendment Conduits
3014 Conduit	1	3014	4th to 7th	Section 10.3.2 of the Fourth Amendment
3015 Conduit	1	3015	4th to 18th	Section 10.3.2 of the Fourth Amendment
3016 Conduit	1	3016	4th to 28th	Section 10.3.2 of the Fourth Amendment

Fifth Amendment Conduits
4/823 and 4/1010 Conduits	1	3023	4th to Suite 823	Section 4.2.1 of the Fifth Amendment.
	1	one inch innerduct	4th to Suite 1010
4/27 Additional Conduits	2	3021, 3022	4th to 27th	Section 4.2.2 of the Fifth Amendment.
4/805 Conduits	1	3024	4th to Suite 805	Section 4.2.3 of the Fifth Amendment.

Conduit Name	Quantity	Conduit No.	Run	Rent and Escalation
Sixth Amendment Conduits
4/105 Conduits	2	3030, 3031	4th to Suite 105	Section 3.1 of the Sixth Amendment
4/1140 Conduits	4	3032 to 3035 inclusive	4th to Suite 1140	Section 3.2 of the Sixth Amendment

Seventh Amendment Conduits
3036/3037 Conduits	2	3036, 3037	Suite 400 to Suite 2700	Section 14.1 of the Seventh Amendment
3038/3039 Conduits	2	3038, 3039	Suite 1900 to Suite 2900	Section 14.2 of the Seventh Amendment
3040/3041 Conduits	2	3040, 3041	Suite 105 to Suite 400	Section 14.3 of the Seventh Amendment
Eighth Floor Conduits	23	3055 to 3078, exclusive of 3076	see Exhibit F to the Seventh Amendment	Section 14.4 of the Seventh Amendment

Eighth Amendment Structural Conduits
Conduits 3079 to 3086	8	3079 to 3086 inclusive	see Section 2.1 and Exhibit A to the Eighth Amendment	Section 2.3 of the Eighth Amendment

Ninth Amendment Conduit
3093 Conduit	1	3093	Suite 250 to Suite 400	Section 5 of the Ninth Amendment

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